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EXHIBIT 4.01 -- SPECIMEN CERTIFICATE

                                DISX                 CUSIP NO. 267879 20 3

                                                          COMMON STOCK

NUMBER                                                       SHARES
Xxxxx                                                        Xxxxxx

               DYNAMIC INFORMATION SYSTEM & eXCHANGE, INC.

            INCORPORATED UNDER THE LAWS OF THE STATE OF UTAH
                        50,000,000 SHARES AUTHORIZED



     This Certifies that    VOID



     is the owner of


FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE $.001 PER SHARE OF



              DYNAMIC INFORMATION SYSTEM & eXCHANGE, INC.


the transfer of which may be registered on the books maintained for such purpose by or on behalf of the Corporation upon surrender of this Certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

COUNTERSIGNED AND REGISTERED
Colonial Stock Transfer
455 East 400 South #100, Salt Lake City, UT 84111        Dated:
BY                   Transfer Agent and Registrar
Authorized Signature

                                 [SEAL]


  /S/ Larry D. Heaps                           /S/ Curtis T. Johnson
       Secretary                                      President